Exhibit 32

WRITTEN STATEMENT OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the President and Chief Executive Officer, the Executive Vice President Accounting, Administration and Corporate Secretary, and the Chief Financial Officer of Washington Real Estate Investment Trust (“WRIT”), each hereby certifies on the date hereof, that:

(a)	the Annual Report on Form 10-K for the year ended December 31, 2010 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of WRIT.

Dated: February 25, 2011	/s/ George F. McKenzie

George F. McKenzie
President & CEO

Dated: February 25, 2011	/s/ Laura M. Franklin

Laura M. Franklin
Executive Vice President
Accounting, Administration and Corporate
Secretary

Dated: February 25, 2011	/s/ William T. Camp

William T. Camp
Chief Financial Officer